   As filed with the Securities and Exchange Commission on January 21, 2000
                                                    Registration No. 333-74467
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                            Amendment No. 4 to
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ______________________
                      FIRST HORIZON ASSET SECURITIES INC.
            (Exact name of registrant as specified in its charter)

             Delaware                                       75-2808384
  (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                          Identification No.)
                               4000 Horizon Way
                              Irving, Texas 75063
                                (214) 441-4000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ______________________

                               James B. Witherow
                               4000 Horizon Way
                              Irving, Texas 75063
                                (214) 441-4000
           (Name, address, including zip code, and telephone number
                  including area code, of agent for service)
                            ______________________

      The Commission is requested to send copies of all communication to:

     David Barbour               Clyde A. Billings, Jr.             John Arnholz
 Andrews & Kurth L.L.P.        Vice President and Counsel         Brown & Wood LLP
    1717 Main Street      First Tennessee National Corporation  1666 K Street, N.W.
       Suite 3700                  165 Madison Avenue           Washington, DC 20006
  Dallas, Texas 75201           Memphis, Tennessee 38103           (202) 533-1300
     (214) 659-4400                  (901) 523-5679

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                              CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                               Proposed maximum     Proposed maximum      Amount of
 Title of each class of securities to        Amount to be       offering price          aggregate        registration
            be registered                    registered(1)        per unit(2)       offering price(2)      fee(2)
-----------------------------------------------------------------------------------------------------------------------
 Mortgage Pass-Through Certificates        $1,500,000,000             100%          $1,500,000,000       $396,000.00
=======================================================================================================================

(1) This Registration Statement relates to the offering from time to time of up to $1,500,000,000 aggregate principal amount of Mortgage Pass-Through Certificates and to any resales of them in market making transactions by First Tennessee Capital Markets, an affiliate of the Registrant, to the extent required.
(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(o). The registrant has previously paid a registration fee of $396,000.00 in connection with this filing.

                       _________________________________
     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                               EXPLANATORY NOTE

     The registrant is filing this Amendment No. 4 to Registration Statement on Form S-3 solely for the purpose of completing the table of estimated fees and expenses set forth in Item 14 of Part II.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14.       Other Expenses of Issuance and Distribution

  Set forth below is an estimate of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the securities offered hereby, other than underwriting discounts and commissions.


SEC Registration Fee....................................    $  396,000.00
Printing and Engraving Expenses.........................       150,000.00
Accounting Fees and Expenses............................       300,000.00
Legal Fees and Expenses.................................       500,000.00
Trustee Fees and Expenses...............................       100,000.00
Rating Agency Fees......................................       750,000.00
Miscellaneous...........................................       200,000.00
                                                            -------------
          Total.........................................    $2,396,000.00
                                                            =============

Item 15.    Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended, the Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or ( iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant will indemnify each person who is or was a director or officer of the Registrant to the maximum extent permitted from time to time by law.

     First Tennessee National Corporation, the indirect parent of First Horizon Asset Securities Inc., provides insurance from commercial carriers against certain liabilities incurred by its officers and directors and by the officers and directors of certain of its subsidiaries and other affiliated corporations.

     See Item 17(c) below.

Item 16.  Exhibits.

     Exhibit No.
     -----------
     1.1    Form of Underwriting Agreement****
     3.1    Certificate of Incorporation*
     3.2    Bylaws*
     4.1    Form of Pooling and Servicing Agreement**
     5.1 Opinion of Andrews & Kurth L.L.P. regarding legality of the Certificates**
     8.1    Opinion of Andrews & Kurth L.L.P., regarding certain tax matters***
     23.1 Consents of Andrews & Kurth L.L.P. (contained in their opinions filed as Exhibits 5.1 and 8.1 to this Registration Statement)
     24.1   Powers of Attorney (included on Page II-4)*
______________
* Previously filed with the Commission on March 16, 1999 as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 333-74467)
** Previously filed with the Commission on May 20, 1999 as an Exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (No. 333-74467)
*** Previously filed with the Commission on July 16, 1999 as an Exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-3 (No. 333-74467)

****Previously filed with the Commission on December 20, 1999 as an Exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form S-3 (No. 333-74467).

Item 17.  Undertakings

     (a)       The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                    (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     Provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that (i) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each series of certificates to which this Amendment No. 4 to the Registration Statement relates and has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 21st day of January, 2000.

                                  FIRST HORIZON ASSET SECURITIES INC.



                                  By:   /s/  James B. Witherow
                                     --------------------------------------
                                        James B. Witherow, President and
                                              Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

               Signature                                Title                        Date
               ---------                                -----                        ----
                                                      President
        /s/  James B. Witherow            Chief Executive Officer and Director   January 21, 2000
---------------------------------------     (Principal Executive Officer)
             James B. Witherow

             Gary B. Klinger*                Chief Financial Officer and         January 21, 2000
---------------------------------------               Treasurer
             Gary B. Klinger               (Principal Financial Officer and
                                            Principal Accounting Officer)

             J. Kenneth Glass*                         Director                  January 21, 2000
---------------------------------------
             J. Kenneth Glass

             Thomas J. Wageman*                        Director                  January 21, 2000
---------------------------------------
             Thomas J. Wageman



*By:    /s/ James B. Witherow
    -----------------------------------
        James B. Witherow
        Attorney-in-fact

                               INDEX TO EXHIBITS

    Exhibit No.
    -----------

    1.1   Form of Underwriting Agreement****
    3.1   Certificate of Incorporation*
    3.2   Bylaws*
    4.1   Form of Pooling and Servicing Agreement**
    5.1   Opinion of Andrews & Kurth L.L.P. regarding legality of the
          Certificates**
    8.1   Opinion of Andrews & Kurth L.L.P., regarding certain tax matters***
    23.1 Consents of Andrews & Kurth L.L.P. (contained in their opinions filed as Exhibits 5.1 and 8.1 to this Registration Statement)
    24.1  Powers of Attorney (included on Page II-4)*
______________

* Previously filed with the Commission on March 16, 1999 as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 333-74467)

** Previously filed with the Commission on May 20, 1999 as an Exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (No. 333-74467)

*** Previously filed with the Commission on July 16, 1999 as an Exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-3 (No. 333-74467)

**** Previously filed with the Commission on December 20, 1999 as an Exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form S-3 (No. 333-74467).